Sub-Item 77 O
                                                   Rule 10f-3 Transactions

                      DREYFUS INVESTMENT GRADE FUNDS, INC.
                     Dreyfus Premier Short Term Income Fund

On November 28, 2005, Dreyfus Investment Grade Funds, Inc. - Dreyfus Premier Short Term Income Fund (the "Fund") purchased $514,900 in HJ Heinz Co. - Cusip # 423074AH6 (the Bonds"). The Bonds were purchased from JP Morgan, a member of the underwriting syndicate offering the Bonds, from their own account. JP Morgan, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. None of the members received any economic benefit. The following is a list of the syndicate's primary members:

                               ABN Amro Securities
                                    ANZ Bank
                                 Bank of America
                                   BNP Paribas
                                 HSBC Securities
                                    PNC Bank
                            Union Bank of Switzerland
                                   Mitsubishi

Accompanying this statement are materials presented to the Board of Directors of Dreyfus Investment Grade Funds, Inc.-Dreyfus Premier Short Term Income Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on January 26, 2006.






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                                                     Sub-Item 77 O
                                                     Rule 10f-3 Transactions

                      DREYFUS INVESTMENT GRADE FUNDS, INC.
                      Dreyfus Intermediate Term Income Fund

On May 4, 2005, Dreyfus Investment Grade Funds, Inc. - Dreyfus Intermediate Term Income Fund (the "Fund") purchased $1,673,409 in HJ Heinz Co. - Cusip # 423074AH6 (the Bonds"). The Bonds were purchased from JP Morgan, a member of the underwriting syndicate offering the Bonds, from their own account. JP Morgan, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. None of the members received any economic benefit. The following is a list of the syndicate's primary members:

                               ABN Amro Securities
                                    ANZ Bank
                                 Bank of America
                                   BNP Paribas
                                 HSBC Securities
                                    PNC Bank
                            Union Bank of Switzerland
                                   Mitsubishi

Accompanying this statement are materials presented to the Board of Directors of Dreyfus Investment Grade Funds, Inc.-Dreyfus Intermediate Term Income Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on January 26, 2006.

                                                                 DIGF
                                                                 -DPSTIF
                                                                 -DITIF


                               PROPOSED RESOLUTION

                  RESOLVED, that the transactions engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transactions.